SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Bulldog Investors General Partnership
Attn: Phillip Goldstein
60 Heritage Drive
Pleasantville, NY 10570
Phone: 914 747-5262
Fax: 914 747-2150

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

ACM Managed Dollar Income Fund.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors General Partnership
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:



PRELIMINARY PROXY STATEMENT (SUBJECT TO REVISION) OF BULLDOG INVESTORS GENERAL PARTNERSHIP IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF
ACM MANAGED DOLLAR INCOME FUND INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2009

Bulldog Investors General Partnership ("BIGP") is sending this proxy statement and the enclosed GREEN proxy card to stockholders of ACM Managed Dollar Income Fund Inc. (our "Fund") of record as of June 8, 2009. We are soliciting a proxy to vote your shares at a Special Meeting of Stockholders (the "Meeting") which is scheduled to be held on July 30, 2009. Please refer to the Board's proxy soliciting material for additional information concerning the Meeting. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about June --, 2009.

REASON FOR THE SOLICITATION

The only matter to be voted upon at the Meeting is the proposed acquisition of our Fund by AllianceBernstein Global High Income Fund, Inc. ("the Acquiring Fund"). We are soliciting a proxy to vote your shares AGAINST the proposed acquisition.

Our Fund has always had a policy of conducting an annual tender offer for its shares at (net asset value) NAV if they have traded at an average discount from NAV of 3% or more during a designated 12-week period. These annual tender offers permit stockholders to sell at least a portion of their shares at NAV rather than at market value when, as has often been the case, they are trading at a discount to NAV. The Acquiring Fund does not have a mandatory tender offer provision. Its Board of Directors are supposed to consider a tender offer for its shares in any quarter if, during the 12 calendar weeks preceding the quarter, its shares have traded at a discount to NAV in excess of 5%. However, despite the fact that the Acquiring Fund has often traded at a wide discount to NAV - and has recently traded at a discount well in excess of 5% -- its Board has never authorized any tender offer.

We believe that an important reason that many shareholder have invested in our Fund is because it has a mandatory annual tender offer policy. It is not fair to force these shareholders into another closed-end fund that does not have such a policy. In our Fund's most recent tender offer, stockholders owning ------- shares tendered their shares but only ------ were accepted.
To be fair to all stockholders, we think the proposed acquisition should be preceded by a tender offer for all shares of our Fund. That way, those stockholders that wish to exchange their shares for the Acquiring Fund will be able to do so while those that don't wish to do so will have an opportunity to realize the full net asset value of their investment.

We would support the proposed acquisition if the Board would agree to conduct a full tender offer prior to the acquisition becoming effective. However, without such a tender offer, we believe the acquisition is not fair to all stockholders and we must oppose it.


HOW PROXIES WILL BE VOTED
If you complete and return a GREEN proxy card to us and, unless you direct otherwise, your shares will be voted AGAINST the proposed acquisition.

VOTING REQUIREMENTS

A quorum is a majority of the total shares outstanding. Approval of the proposed acquisition requires the affirmative vote of stockholders owning more than 50 percent of our Fund's outstanding shares. An abstention will have the same effect as a vote against the acquisition and broker non-votes will not be permitted.

REVOCATION OF PROXIES

You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. Only your latest dated proxy will be counted.

THE SOLICITATION

Persons affiliated with or employed by BIGP or its affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common and preferred shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all stockholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from our Fund. Stockholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $25,000.

PARTICIPANTS

BIGP is the soliciting stockholder. Affiliates of BIGP beneficially own ----------- common shares, all of which were acquired between --------------- and ------------------.
Only BIGP and Messrs. Phillip Goldstein and Andrew Dakos, who are principals of affiliates of BIGP are actively engaged in this solicitation and thus are deemed to be "participants." No participant or associate of any participant in this solicitation is or has been a party to any contract, arrangements or understanding with any person with respect to any securities of our Fund or has any arrangement or understanding with any person with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party.

LITIGATION
On January 31, 2007, the Enforcement Section of the Securities Division of the Massachusetts Secretary of State (the "Secretary") filed a complaint with the Acting Director of the Securities Division against Opportunity Partners L.P., Messrs. Goldstein, Dakos and Das and Samuels and certain related parties (the "Bulldog Parties") alleging that they violated Massachusetts law by making information about certain unregistered securities available on the Bulldog Investors website and by providing information about such investments to an individual who requested it without first determining that the individual was eligible to invest in such securities. The Enforcement Section sought a cease and desist order, an administrative fine, and other relief. On October 17, 2007, the Acting Director issued a cease and desist order and imposed a fine of $25,000 on the Bulldog Parties. On November 15, 2007, the Bulldog Parties appealed the Secretary's ruling to the Massachusetts Superior Court which upheld the Secretary's order in an order and opinion dated February 12, 2009. On February 25, 2009, the Bulldog Parties filed a further appeal with the Appellate Court of Massachusetts.
That appeal may be consolidated with any appeal of a lawsuit filed on March 23, 2007 by the Bulldog Parties in Massachusetts Superior Court to enjoin the Secretary's enforcement action. A trial in the latter case is scheduled for July 31, 2009.

June --, 2009


























PROXY CARD

This proxy is solicited in opposition to the Board of Directors of ACM Managed Dollar Income Fund Inc. (our "Fund") by Bulldog Investors General Partnership ("BIGP") for the Special Meeting of Stockholders (the "Meeting"). The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)


THE ACQUISITION BY ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND INC. OF ACM MANAGED DOLLAR INCOME FUND INC.

	FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

Please sign and date below.  Your shares will be voted as directed.
If no direction is made, this proxy will be voted AGAINST the proposed acquisition. The undersigned hereby acknowledges receipt of the proxy statement dated June --, 2009 of BIGP and revokes any proxy previously executed.




Signature(s)___________________________________  	Dated: _______________